UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2019
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2019, Washington Real Estate Investment Trust (the “Company”) entered into an Agreement of Sale (the “Agreement”), with Barton’s Crossing LP, Magazine Carlyle Station LP, Magazine Fox Run LP, Magazine Glen LP, Magazine Lionsgate LP, Magazine Village At McNair Farms LP, and Magazine Watkins Station LP, each, a Delaware limited partnership, to acquire a portfolio of seven multifamily assets (the “Multifamily Portfolio”) for a contract purchase price of approximately $461 million. The aggregate deposit amount is approximately $13.8 million (with one-half funded at signing and the other half funded at the end of a 17-day inspection period).

The seven assets in the Multifamily Portfolio are as follows:

Virginia Assets

1.	205 Century Place, Alexandria

2.	13690 Legacy Circle, Herndon

3.	2511 Farmcrest Drive, Herndon

4.	10519 Lariat Lane, Manassas

5.	86 Heritage Way, NE, Leesburg

Maryland Assets

1.	2 Observation Court, Germantown

2.	99 Watkins Mill Road, Gaithersburg

The Company expects to close the acquisition of the five Virginia assets in the second quarter and expects to close the acquisition of the two Maryland assets within 60 days after satisfying certain county notification and approval requirements related to these assets. The Agreement is subject to closing conditions and other terms and conditions customary for real estate transactions.

The Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for the purposes of the purchase and sale agreement and are subject to important qualifications and limitations agreed to by and between the Company and the other parties thereto in connection with negotiating the Agreement. Accordingly, security holders should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to security holders and were used only for the purposes of conducting certain limited due diligence inquiries and allocating risks and not for establishing all material facts with respect to the matters addressed.

In connection with the above-described transaction, the Company has obtained a financing commitment to provide an unsecured bridge loan facility in the original principal amount of $450 million (the “Bridge Facility”) to fund the acquisitions under the Agreement, as necessary, pursuant to a commitment letter (the “Commitment Letter”), dated April 2, 2019, from Wells Fargo Bank, National Association, PNC Bank, National Association, U.S. Bank National Association, KeyBank National Association and Capital One, National Association. The funding of the Bridge Facility is contingent on the satisfaction of customary conditions, including but not limited to (i) execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Commitment Letter; and (ii) consummation of the purchase of the Virginia Assets in accordance with the Agreement. The actual documentation governing the Bridge Facility has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Commitment Letter.

Item 7.01 Regulation FD Disclosure.

A press release issued by the Company on April 2, 2019 regarding the contract to purchase the Multifamily Portfolio is attached as Exhibit 99.1. This information is being furnished pursuant to Item 7.01 of Form 8-K. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

On April 2, 2019, the Company posted an Investor Presentation entitled Growing Value-Add Multifamily, to its website at www.washreit.com on the “Investor” page. A copy of the Investor Presentation is attached as Exhibit 99.2. This information is being furnished pursuant to Item 7.01 of Form 8-K. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued April 2, 2019 regarding the contract to purchase the Multifamily Portfolio
99.2	Growing Value-Add Multifamily Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Vice President, Chief Accounting Officer

April 3, 2019
(Date)